UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INTZ	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement Program

On August 14, 2026, the Board of Directors (the “Board”) of Intrusion Inc., a Delaware corporation (the “Company”), pursuant to a Unanimous Written Consent under Section 141(f) of the Delaware General Corporation Law, approved a warrant inducement program (the “Warrant Inducement Program”) and the form of warrant inducement letter (the “Inducement Letter”) to be offered to holders of certain existing common stock purchase warrants of the Company (the “Existing Warrants”).

As of August 14, 2026, there were Existing Warrants outstanding to purchase up to an aggregate of 3,198,085 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), with a weighted average exercise price of approximately $3.26 per share. Under the terms of the Warrant Inducement Program, the Company is offering the holders of the Existing Warrants the opportunity to exercise their Existing Warrants for cash at a temporarily modified exercise price of $0.795 per share (the “Inducement Exercise Price”) during an effective period commencing on August 17, 2026, and expiring at 5:00 p.m. Eastern Time on August 28, 2026 (the “Effective Period”).

As an incentive to induce the cash exercise of the Existing Warrants during the Effective Period, the Company has agreed to issue to each participating holder one new common stock purchase warrant (each, a “New Warrant”) for each share of Common Stock purchased upon cash exercise of Existing Warrants at the Inducement Exercise Price. Each New Warrant will entitle the holder to purchase one share of Common Stock at an initial exercise price of $0.67 per share.

To ensure compliance with the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rule 5635(d) (Transactions Other Than Public Offerings) and Listing Rule 5635(b) (Change of Control), and related Nasdaq guidance regarding the aggregation of underlying warrant shares and minimum price requirements: (i) the Inducement Exercise Price of $0.795 per share includes $0.125 per share attributable to the purchase price of each New Warrant under Nasdaq guidance; and (ii) each New Warrant issued pursuant to the Warrant Inducement Program contains a mandatory restriction providing that it will NOT be exercisable until the date that is exactly six (6) months and one (1) day following the date of issuance. Each New Warrant will expire five (5) years from the date it first becomes exercisable.

The foregoing description of the Form of Inducement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Inducement Letter (including Exhibit A (Notice of Exercise) attached thereto), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The offer and issuance of the New Warrants and the shares of Common Stock underlying the New Warrants are being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Each participating holder will represent that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and is acquiring the securities for investment purposes only and not with a view to, or for resale in connection with, any public distribution thereof. The securities will bear appropriate restrictive legends and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Inducement Letter (including Exhibit A: Notice of Exercise & Inducement Acceptance).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: August 18, 2026	By:	/s/ Kimberly Pinson
	Name:	Kimberly Pinson
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Warrant Inducement Letter (including Exhibit A: Notice of Exercise & Inducement Acceptance).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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